Exhibit 99.1

SPX Appoints New Executive Officers Contingent on FLOW Spin-off

CHARLOTTE, N.C., Sept. 14, 2015 /PRNewswire/ — SPX Corporation (NYSE:SPW) today announced that its Board of Directors appointed the following individuals as executive officers of SPX Corporation to serve contingent on and effective upon completion of the Company’s previously announced spin-off of SPX FLOW, Inc.:

•                  Gene Lowe – President and Chief Executive Officer

•                  Scott Sproule – Vice President, Chief Financial Officer and Treasurer

•                  John Nurkin – Vice President, Secretary and General Counsel

•                  Tausha White – Vice President and Chief Human Resources Officer

•                  Randy Data – President, South Africa and Global Operations

•                  John Swann – President, Weil-McLain, Marley Engineered Products and Radiodetection

Also contingent on and effective upon completion of the spin-off, the current executive officers will resign from their roles at SPX Corporation and assume executive officer roles for SPX FLOW, Inc.  These individuals include, among others, Christopher J. Kearney, Chairman, President and Chief Executive Officer and Jeremy W. Smeltser, Vice President and Chief Financial Officer.  For more information about the executive officers and senior management of SPX FLOW, Inc., please see the most recent Form 10 filing dated September 8, 2015.

Chris Kearney stated, “As we near completion of the spin-off, we are very pleased to take this next important step in announcing the future officers of SPX Corporation.  We believe both companies will be led by highly capable, experienced and well-balanced management teams.  We are grateful for the hard work and dedication of the many talented people throughout our organization who have helped prepare both companies for future success following the completion of the spin-off, which we expect to become effective on September 26, 2015.”

Biographies of the New Officers of SPX Corporation, Post Spin-off

Gene Lowe, President and Chief Executive Officer, joined SPX in 2008 and has held multiple strategic leadership positions with the Company.  Most recently, he served as the President of SPX’s Thermal Equipment and Services segment.  In addition, he served as the President of the Global Evaporative Cooling business and as Vice President of Global Business Development and Marketing for SPX Thermal Equipment and Services.  Prior to joining SPX, Gene held various leadership positions with Milliken & Company, Bain & Company, and Lazard Technology Partners.

Scott Sproule, Vice President, Chief Financial Officer and Treasurer, joined SPX in 2005 and has held a variety of leadership positions across the corporation.  Most recently, he served as Vice President and CFO of SPX’s Thermal Equipment and Services segment.  During his tenure with the Company, he has been the Vice President and CFO in the Flow Technology segment, Vice President of Corporate Finance, and the CFO of SPX’s Test and Measurement segment.  Prior to joining SPX, Scott held various roles at PricewaterhouseCoopers, Corning Incorporated, and Eastman Kodak Company.

John Nurkin, Vice President, Secretary and General Counsel, joined SPX in 2005 and has served in a variety of positions, including Segment General Counsel for the Industrial Products & Services group where he oversaw legal matters for a wide portfolio of businesses and played an integral role in numerous acquisitions and divestitures.  Prior to joining SPX, John was a partner at the law firm of Moore & Van Allen, PLLC where he focused on mergers & acquisitions and corporate finance.

Tausha White, Vice President and Chief Human Resources Officer, joined SPX in 2015.  Tausha returned to SPX after serving as the Vice President of Human Resources for Integrated Network Solutions at Harris Corporation.  Prior to that, she was responsible for the Human Resources function for SPX’s Global Evaporative Cooling business.  From 2006 to 2012, she served in various leadership positions within United Technologies, where she was actively involved in the acquisition and integration of several new businesses.  She began her career at Georgia-Pacific Corporation, spending 12 years in various human resource management roles.

Randy Data, President, South Africa and Global Operations, joined SPX in August 2015.  Prior to joining SPX, Randy spent 27 years with Babcock & Wilcox (“B&W”), most recently as the President and Chief Operating Officer for the Power Generation Group.  While at B&W, he held numerous leadership positions in the global operations of the steam generating and environmental equipment businesses, focused on developing strategic initiatives in emerging markets, partnering with multiple joint-ventures, creating risk management processes for large complex projects, and driving internal continuous improvement programs across engineering, manufacturing, and procurement.

John Swann, President, Weil-McLain, Marley Engineered Products and Radiodetection, joined SPX in 2004 and has held various leadership positions.  Since 2013, John has led efforts at Weil McLain and Marley Engineered Products to formulate and implement channel and product innovation strategies to drive profitable growth.  Previously, John served as President of SPX Hydraulic Technologies and Vice President of New Venture Development for SPX.  John began his tenure at SPX in 2004 as Director of Business Development for the Company’s Industrial Products and Services and Test & Measurement segments.  Before joining SPX, he held consulting positions with both PricewaterhouseCoopers and Andersen Business Consulting, practicing in the areas of corporate strategy and mergers & acquisitions.

About the “NEW” SPX Corporation (remaining company):  Based in Charlotte, North Carolina, following the spinoff of its FLOW business, the “NEW” SPX Corporation will be a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment.  The “NEW” SPX Corporation is expected to have approximately $2 billion in annual revenues and approximately 6,000 employees worldwide.  Following the spinoff of its FLOW business, SPX Corporation will be listed on the New York Stock Exchange under a new ticker symbol, “SPXC”.  For more information, please visit www.spx.com.

About SPX FLOW, Inc. (spinoff company):  Based in Charlotte, North Carolina, SPX FLOW, Inc. is a leading global supplier of highly engineered flow components, process equipment and turn-key systems, along with the related aftermarket parts and services, into the food and beverage, power and energy and industrial end markets.  SPX FLOW, Inc. is expected to have approximately $2.5 billion in annual revenues and approximately 8,000 employees with operations in over 35 countries and sales in over 150 countries around the world.  Following the spinoff, SPX FLOW, Inc. will be listed on the New York Stock Exchange under the ticker symbol “FLOW”.  For more information and the most recent Form 10 filing, please visit www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read this press release in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation

Investor Contacts:

For questions regarding the spin transaction and SPX FLOW, Inc., please contact:

Ryan Taylor, VP Communications, Market Insights and Financial Planning

Phone:  704-752-4486

E-mail: investor@spx.com

For questions regarding SPX Corporation, the remaining company, please contact:

Paul Clegg, Vice President, Finance and Investor Relations

Phone:  980-474-3704

E-mail: paul.clegg@spx.com